UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2020

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (214) 623-6055

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

On October 1, 2020 (the “Closing Date”), Black Ridge Oil & Gas, Inc. (the “Company”) completed its previously announced acquisition from S-FDF, LLC, a Texas limited liability company (the “Seller”) of cash and certain other assets and agreements related to the Seller’s freeze dried fruits and vegetables for human consumption business (the “Purchased Assets”) pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), between the Company and the Seller dated as of June 9, 2020, as subsequently amended effective October 1, 2020.

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2020, immediately prior to closing on the Asset Purchase Agreement, the Company and Seller entered into an Amendment to Asset Purchase Agreement in the form attached as Exhibit 2.1 hereto (the “Amendment”). References to the “Purchase Agreement” herein mean the Purchase Agreement as amended by the Amendment unless context clearly requires otherwise. The Amendment revises the definition of “Company Contribution” to clarify the applicable timing for sales of AESE Stock (as defined below), clarify timing for calculation of the cash portion of the Company Contribution, and provide for treatment of Company indebtedness on the Closing Date and future disposition of the Company’s Paycheck Protection Loan. The foregoing is merely a summary of the terms of the Amendment, and is qualified in its entirety by the full text of the Amendment filed as Exhibit 2.1 hereto.

The information regarding the A&R DeCubellis Employment Agreement, the Eisele Separation Agreement, the Ira Goldfarb Employment Agreement, the Claudia Goldfarb Employment Agreement, the Burke Agreement, and the Assumed Lease each as defined and set forth in Items 2.01 and 5.02 below, is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the Eisele Separation Agreement, as defined and set forth in Item 5.02 below, is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the closing of the Asset Purchase Agreement, Seller transferred the Purchased Assets to the Company in exchange for the issuance of 1,120,000 shares of the Company’s common stock to the Seller representing 41.18% of the Company’s issued and outstanding common stock (the “Seller Shares”). The final amount of shares to be issued to the Seller is subject to adjustment, as specified in the Asset Purchase Agreement and described in the Current Report on Form 8-K filed on June 10, 2020.

Pursuant to its obligations under the Asset Purchase Agreement, on the Closing Date the Company (a) created three new seats on the Company’s Board of Directors (the “Board”) and appointed the Seller’s principals, Ira Goldfarb and Claudia Goldfarb (the “Goldfarbs”), and a third person designated by the Goldfarbs, Greg Creed, as directors (b) entered into employment agreements with Ira Goldfarb and Claudia Goldfarb, (c) delivered a registration rights agreement with respect to the Seller Shares and any shares of common stock delivered as part of the employment compensation for Ira Goldfarb or Claudia Goldfarb, and (d) amended the Company’s 2020 Stock Incentive Plan to increase the number of shares of common stock reserved thereunder. At closing, the Company also assumed the Seller’s obligations under a real property lease for its facility in Irving, Texas (the “Assumed Lease”) under which an entity owned entirely by Ira Goldfarb is the landlord (the “Related Landlord Entity”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 10.2 to the Schedule 13D/A filed by the Company on June 17, 2020.

The information set forth in the Explanatory Note and in Item 5.02 hereof is incorporated into this Item 2.01 in its entirety.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Transition of Chief Executive Officer and Interim Chief Financial Officer, Kenneth DeCubellis

Effective September 30, 2020, the Company entered into an Amended and Restated Employment Agreement with Ken DeCubellis (the “A&R DeCubellis Employment Agreement”), pursuant to which Mr. DeCubellis will step down from his roles as the Company’s Chief Executive Officer and interim Chief Financial Officer. Under the A&R DeCubellis Employment Agreement, Mr. DeCubellis will serve as a transition resource employee and assist with the integration of the Seller’s freeze-dried fruit business into the Company's existing operations through December 15, 2020 or the earlier termination of his employment. In exchange for Mr. DeCubellis’ continued service to the Company, the Company agreed to pay Mr. DeCubellis an annual base salary rate of $300,000 (“Base Salary”). The payments of Base Salary are to be made in cash through November 12, 2020. Following such date, at the Company’s election, the Base Salary may be paid through the transfer of shares of Allied Esports Entertainment, Inc. held by the Company (“AESE Stock”), or a combination of cash and AESE Stock.

Subject to Mr. DeCubellis completing the term of employment under the A&R DeCubellis Employment Agreement without voluntarily terminating his employment or being terminated for cause, and further subject to his signing a Separation and Release Agreement, Mr. DeCubellis will be entitled to severance payments at the Base Salary rate from December 15, 2020 through September 30, 2021. The severance payments may be made in a combination of cash and AESE Stock, at the Company’s election. In addition, certain stock options granted by the Company that would otherwise be forfeited upon separation from employment will fully vest.

The foregoing summary of the A&R DeCubellis Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the period in which the agreement was entered into.

Departure of Chief Operating Officer, Michael Eisele

Effective September 30, 2020 and as a condition to closing of the Asset Purchase Agreement, the Company terminated the employment of its Chief Operating Officer Michael Eisele. In connection with the termination, the Company and Mr. Eisele entered into a Separation Agreement and Release (the “Eisele Separation Agreement”) under which Mr. Eisele agreed to a customary release in exchange for severance compensation as follows:

•	the continuation of Mr. Eisele’s annual base salary for the twelve (12) month period following the effective date, payable bi-weekly through September 30, 2021; and

•	immediate and full vesting of all outstanding unvested incentive and non-qualified stock options awarded from the date of grant through the date of separation.

The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Eisele.  The foregoing summary of the Eisele Separation Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the period in which the agreement was entered into.

Chairman of the Board

In connection with the appointment of Ira Goldfarb as Chairman of the Board, Bradley Berman will step down from that role effective as of October 1, 2020. Mr. Berman will continue to serve on the Board as a director.

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(c)

Appointments of Ira and Claudia Goldfarb

Effective October 1, 2020, in connection with closing of the Asset Purchase Agreement, Ira Goldfarb was appointed as the Company’s Executive Chairman and Chairman of the Board, and Claudia Goldfarb was appointed as the Company’s Chief Executive Officer.

Background and Experience of the Goldfarbs

Ira Goldfarb, age 63, is the co-founder of the freeze-dried foods business which the Company recently acquired. Mr. Goldfarb previously founded Prairie Dog Pet Products, LLC in 2012 and served as its Chief Executive Officer until 2020 when he sold the company to Kinderhook Industries. Prairie Dog Pet Products is a leading freeze-dried pet food and treat manufacturing company based in Grand Prairie, Texas. Previously, Mr. Goldfarb was Chief Executive Officer of PGT Holdings from 2010-2012 and founder and Chief Executive Officer of DS Retail Holdings, LLC from 2006 until 2013. In 2009 Mr. Goldfarb co-founded and funded Operation Ava Inc., the second largest dog and cat rescue group in Pennsylvania. Operation Ava saved over 2,000 animals each year from euthanasia. Mr. Goldfarb has extensive experience in both the retail and manufacturing industries spanning over 30 years; he first specialized in the leather fashion industry then in the pet food industry with a focus on dehydrated and freeze-dried products. He has also founded, developed, and sold numerous companies to public and private groups. Mr. Goldfarb is the husband of Claudia Goldfarb.

Claudia Goldfarb, age 45, is the co-founder of the freeze-dried foods business which the Company recently acquired. Mrs. Goldfarb previously served as Prairie Dog Pet Products, LLC’s President from 2016 to 2020 and Chief Operating Officer from 2012 to 2016. During Mrs. Goldfarb’s tenure at Prairie Dog Pet Products she was responsible for managing four food manufacturing facilities with over 300 employees and 200,000 sq. feet of manufacturing space. Mrs. Goldfarb’s expertise in product research and development is underscored by her successful launch of over 200 unique products. She has also served as Chief Operating Officer of the pet apparel company, PGT Holdings, from 2010-2012. Mrs. Goldfarb co-founded and served as the Chief Executive Officer of Operation Ava, Inc. Previously, Mrs. Goldfarb served as a Project Development Consultant for the North American Development Bank, specializing in infrastructure development and financing on the US-Mexican Border. Mrs. Goldfarb has spent the last 10 years specializing in product development, implementing best-in-class quality food systems, and freeze-dried pet food manufacturing. Mrs. Goldfarb is the wife of Ira Goldfarb.

Ira and Claudia Goldfarb Employment Agreements

On October 1, 2020, in connection with his appointment as the Company’s Executive Chairman and Chairman of the Board, the Company entered into an Employment Agreement with Ira Goldfarb (the “Ira Goldfarb Employment Agreement”). Under the Ira Goldfarb Employment Agreement, (a) for the period beginning on the Closing Date and ending December 31, 2021, the Company agrees to compensate Mr. Goldfarb through the issuance of 90,667 shares of common stock of the Company issuable on December 31, 2024, and (b) beginning on January 1, 2022, a base salary payable in monthly increments in an amount equal to the base salary of $330,000 per year through at least October 1, 2025, subject to annual 10% increases. In addition, Mr. Goldfarb shall be eligible for an option grant at the Company’s discretion with vesting 60% as of January 1, 2024 and 20% each anniversary thereafter, and annual discretionary, performance-based bonuses of up to 50% of total compensation.

On October 1, 2020, in connection with her appointment as the Company’s Chief Executive Officer, the Company entered into an Employment Agreement with Claudia Goldfarb (the “Claudia Goldfarb Employment Agreement”). Under the Claudia Goldfarb Employment Agreement, (a) for the period beginning on the Closing Date and ending December 31, 2021, the Company agrees to compensate Mrs. Goldfarb through the issuance of 83,111 shares of common stock of the Company issuable on December 31, 2024, and (b) beginning on January 1, 2022, a base salary payable in monthly increments in an amount equal to the base salary of $292,500 per year through at least October 1, 2025, subject to annual 10% increases. In addition, Mrs. Goldfarb shall be eligible for an option grant at the Company’s discretion with vesting 60% as of January 1, 2024 and 20% each anniversary thereafter, and annual discretionary, performance-based bonuses of up to 50% of total compensation.

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The foregoing summaries of the Ira Goldfarb Employment Agreement and the Claudia Goldfarb Employment Agreement are qualified in their entirety by reference to the full text of the respective agreements, copies of which will be filed as exhibits to the Company’s Form 10-Q for the period in which the respective agreements were entered into.

Relationships between the Goldfarbs, the Company, and Certain Related Entities

Mr. and Mrs. Goldfarb are married to each other, and together control and own the entire beneficial interest in the Seller. The Seller, by virtue of the consideration paid under the Asset Purchase Agreement, has become a significant shareholder in the Company.

Ira Goldfarb owns the Related Landlord Entity, which is the Landlord under the Assumed Lease. The Base Rent under the Assumed Lease will amount to approximately $120,000 for the period running September 15, 2020 to September 15, 2021, and increases by 3% each year thereafter per the Assumed Lease’s terms. As sole owner of the Related Landlord Entity, Mr. Goldfarb’s interest in the Assumed Lease is equal to 100% of Base Rent Payments (i.e., $120,000 in the next 12 months), as increased yearly per the terms of the Assumed Lease. The Assumed Lease has an initial 5-year term with two 5-year options to extend. The Assumed Lease is a triple-net lease, and so Mr. Goldfarb’s indirect interest in the transaction via the Related Landlord Entity extends to the payment by the tenant under the Assumed Lease of operating expenses, insurance, and property taxes due during the term thereof.

Appointment of interim Chief Financial Officer, Brad Burke

Effective October 5, 2020, Brad Burke was appointed and agreed to serve on an interim basis as the Company’s Chief Financial Officer.

Background and Experience of Mr. Burke

Brad Burke, age 38, was most recently the Senior Vice President of Corporate Finance and Investor Relations at CBRE Group Inc., reporting to CBRE’s Chief Financial Officer. In that role, he led CBRE’s investor relations strategy, acting as the interface between the company and CBRE’s shareholders. He also led CBRE’s forecasting, budgeting and financial analysis activities. Mr. Burke joined CBRE in 2017 as the Vice President of Investor Relations, having previously worked at Goldman Sachs as an equity research analyst where he led the research coverage of 17 real estate companies. Prior to joining Goldman Sachs & Co. in 2013, Mr. Burke was an equity research analyst at UBS Securities, covering the Industrials and Energy sectors. He began his financial services career in the audit practice group of Ernst & Young in 2003. Mr. Burke earned an MBA from Carnegie Mellon University in 2009, an MS in Accountancy from the University of Notre Dame in 2004 and a BS in Marketing from The Pennsylvania State University in 2003. He is a Certified Public Accountant (license inactive) and a CFA Charterholder.

Brad Burke Agreement

On October 5, 2020, in connection with his appointment as interim Chief Financial Officer, the Company entered into an agreement with Mr. Burke whereby it agreed to pay him a fee of $22,917 per month for the next two months (the “Burke Agreement”).

The foregoing summary of the Burke Agreement is qualified in its entirety by reference to its full text, a copy of which will be filed as an exhibit to Black Ridge’s Form 10-Q for the period in which the Burke Agreement was entered into.

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(d)

On October 1, 2020, the Company appointed Ira Goldfarb, Claudia Goldfarb, and Greg Creed (the “New Directors”) as directors of the Company, to fill three newly-created directorship seats required as a condition to closing on the Asset Purchase Agreement. The Board of Directors was authorized to create the new directorship seats under the Company’s Articles of Incorporation and Bylaws. The Asset Purchase Agreement required the appointment of the Goldfarbs to two of the new directorship seats, and further provided that the Goldfarbs had the right to designate the individual selected for the third new directorship seat; they designated Mr. Creed. The New Directors will stand for re-election at the Company’s next annual meeting. The appointment of the New Directors is effective immediately. Neither Ira Goldfarb nor Claudia Goldfarb has been named to any standing or to-be-created committee as of the date hereof. Mr. Creed has been named and has consented to serve on the Company’s Audit Committee.

On October 1, 2020, the Company adopted a Non-Employee Director Compensation Plan. Pursuant to the Plan, each non-employee director will receive annual compensation of $25,000 to be paid in cash or common stock, at the Company’s election, each October 1, beginning with October 1, 2020. On October 1, 2020, the Company issued 4,167 shares to Mr. Bradley Berman, Mr. Lyle Berman, Mr. Joseph Lahti, Mr. Benjamin Oehler, and Mr. Creed under the Non-Employee Director Compensation Plan. In addition, the plan provides for annual compensation of $15,000 to be paid in cash or common stock, at the Company's election, each October 1, beginning with October 1, 2020. On October 1, 2020, the Company issued 2,500 shares to Mr. Benjamin Oehler as its Audit Committee Chair. Mr. Goldfarb and Mrs. Goldfarb have entered into the respective employment agreements described in Item 5.02(c) above, but have not been given any additional compensation for their service as directors.

Pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Equity Plan”), Mr. Creed was also granted options to purchase 24,151 shares of the Company’s common stock at an exercise price of $6.00 per share, which represents the closing price of the Company’s shares on the OTCQB marketplace on October 1, 2020. These options will vest 60% as of January 1, 2024 and 20% each anniversary thereafter until fully vested. As a condition of accepting grants of stock options under the 2020 Equity Plan, Mr. Creed is required to enter into a Non-Qualified Stock Option Grant Agreement with the Company, a form of which was attached as Exhibit 99.2 to the Form 8-K filed with the Securities and Exchange Commission on February 26, 2020.

The 2020 Equity Plan was approved by written consent of a majority of shareholders of record as of November 12, 2019 and adopted by the Board on December 5, 2019 as provided in the definitive information statement filed with Securities and Exchange Commission on January 10, 2020 (the “DEF 14C”). The foregoing description of the 2020 Equity Plan is qualified in its entirety by the text of the 2020 Equity Plan, a copy of which is attached as Annex C to the DEF 14C.

With respect to disclosures required under Rule 404(a) of Regulation S-K, the information disclosed in Item 5.02(c) regarding Ira Goldfarb’s interest in the Related Landlord Entity and the Assumed Lease is fully incorporated herein by reference.

Background and Experience of Greg Creed

Mr. Creed was Chief Executive Officer of Yum! Brands from January 2015 to December 2019 and served as a Director of the Board from November 2014 to May 2020. Mr. Creed retired after a successful 25-year career with the Company. He has more than 40 years of extensive global experience in marketing and operations with leading packaged goods and restaurant brands.

Previously, Mr. Creed was head of Taco Bell, the nation’s leading Mexican-style quick service restaurant chain. He was appointed Chief Executive Officer of Taco Bell in early 2011 after serving as President and Chief Concept Officer and was responsible for driving overall brand strategy and performance of the business in the U.S. and internationally. He has held various roles with the Company including Chief Marketing Officer at Taco Bell where he spearheaded the “Think Outside the Bun” campaign and new product introductions that generated strong sales and profit growth for five consecutive years, as well as Chief Operating Officer for Yum!.

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Mr. Creed earned a business degree from Queensland University of Technology (QUT) in Brisbane, Australia, was named the 2014 QUT Alumnus of the Year, was awarded an honorary doctorate in 2019 and currently serves as President of The Friends of QUT in America Foundation. He serves on the Board of Directors for Whirlpool Corporation where he chairs the Human Resources Committee, Aramark Corporation, NetBase Quid and Girls Inc. He is also a member of the American Society of Corporate Executives (ASCE).

There are no family relationships between Mr. Creed and any other director or executive officer of the Company and no transactions in which Mr. Creed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)

The information regarding the A&R DeCubellis Employment Agreement, the Eisele Separation Agreement, the Ira Goldfarb Employment Agreement and the Claudia Goldfarb Employment Agreement, each as defined and set forth in Item 5.02(c), is incorporated by reference into this Item 5.02(e).

As a condition to closing on the Asset Purchase Agreement, the Board approved an increase in the number of shares of common stock reserved under the 2020 Stock Incentive Plan adopted in January 2020, from 320,000 shares to a total of 514,150 shares. The increase remains subject to shareholder approval, to be provided if at all within one year of the Closing Date.

Item 8.01 Other Events.

On October 6, 2020, the Company issued a press release announcing the closing of the Asset Purchase Agreement and the other various matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 and is available on the Company’s investor relations website at https://ir.stockpr.com/blackridgeoil/overview.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Acquired Businesses

The Company intends to file the required financial statements by an amendment to this Form 8-K no later than 71 days following the date of this initial Form 8-K was required to be filed.

(b)       Pro Forma Financial Information

The Company intends to file the required pro forma financial information by an amendment to this Form 8-K no later than 71 days following the date of this initial Form 8-K was required to be filed.

(d)       Exhibits

Exhibit No.	Description

2.1	Amendment to Asset Purchase Agreement dated October 1, 2020
99.1	Press Release dated October 6, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: October 6, 2020

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